UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2023

Harbor Custom Development, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-39266	46-4827436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pacific Avenue, Suite 1200

Tacoma, WA 98402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (253) 649-0636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HCDI	The Nasdaq Stock Market LLC
8% Series A Cumulative Convertible Preferred Stock	HCDIP	The Nasdaq Stock Market LLC
Warrants	HCDIW	The Nasdaq Stock Market LLC
Warrants	HCDIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 20, 2023, Harbor Custom Development, Inc., a Washington corporation (the “Company”), failed to make the payment of $707,790.41 of principal required to be made on that date pursuant to the Company’s Loan Agreement with BankUnited, N.A. (the “Lender”), dated March 7, 2022 (the “Loan”) and the Amendment to the Loan Agreement, dated February 22, 2023 (the “Amendment”). Under the Amendment, the Company covenanted that it would pay the amount of $634,666 on the 20th of each month, in addition to remitting to the Lender 25% of the net proceeds from all asset sales, public offerings, private equity recaptures, and any capital raises. Under the Loan, a failure to make a payment of principal is defined as an Event of Default. For such an Event of Default, the Lender may accelerate all amounts due under the Loan.

To date, the Lender has not provided the Company with the required written notice of Lender’s intention to accelerate payment of all amounts due under the Loan. The Company will update this disclosure if and when written notice of Lender’s intention to accelerate payments of all amounts due under the Loan is received.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 21, 2023, Larry Swets, a member of the Board of Directors (the “Board”) of the Company, gave notice of his resignation from the Board, effective November 21, 2023. At the time of his resignation, Mr. Swets did not hold any positions on the Audit, Compensation, or Nominating and Corporate Governance Committees of the Board. Mr. Swets’ departure from the Board was not the result of any disagreement with the Company’s management or the Board regarding any matter related to the Company’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harbor Custom Development, Inc.

Date: November 27, 2023	By:	/s/ Jeff Habersetzer
Jeff Habersetzer
Interim Chief Executive Officer and Interim President